Exhibit 10.15

                                  , 2005

CRT Capital Group LLC

262 Harbor Drive

Stamford, CT 06902

Re:                               Federal Services Acquisition Corporation

Ladies and Gentlemen:

This letter agreement (this “Warrant Purchase Letter”) is being delivered to you in connection with the Registration Statement on Form S-1 (File No. 333-124638) (as may be amended and supplemented from time to time, the “Registration Statement”) that was initially filed by Federal Services Acquisition Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on May 4, 2005, which relates to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and two warrants, each of which are exercisable for one share of Common Stock (each, a “Warrant”).  Capitalized terms used but not otherwise defined herein shall have their respective meanings set forth on Schedule 1 hereto.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees as follows:

(1) Prior to the effectiveness of the Registration Statement, the undersigned shall duly execute and deliver an irrevocable order to purchase Warrants (the “Order”) to CRT Capital Group LLC (the “Underwriter”), in the form attached hereto as Schedule 2, with such terms and conditions as are consistent with the terms and conditions set forth in the Registration Statement as of the Effective Date and the terms and conditions set forth herein.

(2) The undersigned shall, within the forty (40) trading day period beginning sixty (60) days after the end of the “restricted period” under Regulation M as determined by the Underwriter, purchase for the undersigned’s own account up to $2,000,000 of Warrants at market prices not to exceed $0.65 per Warrant.

(3) The undersigned shall not offer, pledge, sell, transfer or otherwise dispose of, either directly or indirectly, any Warrants purchased  pursuant to this Warrant Purchase Letter or the Order until after the Business Combination Date.

This Warrant Purchase Letter shall be binding on the undersigned and his respective successors and assigns.

This Warrant Purchase Letter shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

No term or provision of this Warrant Purchase Letter may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

Very truly yours,

[Name of Initial Stockholder]

Accepted and agreed as of the date hereof:

CRT CAPITAL GROUP LLC

By:
Title:

SCHEDULE I

Supplemental Common Definitions

UNLESS THE CONTEXT SHALL OTHERWISE REQUIRE, THE FOLLOWING TERMS SHALL HAVE THE FOLLOWING RESPECTIVE MEANINGS FOR ALL PURPOSES, AND THE FOLLOWING DEFINITIONS ARE EQUALLY APPLICABLE TO BOTH THE SINGULAR AND THE PLURAL FORMS AND THE FEMININE, MASCULINE AND NEUTER FORMS OF THE TERMS DEFINED.

“Business Combination” shall mean the acquisition by the Company, whether by merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, of one operating business in the federal services and defense industries, which has a fair market value (as calculated in accordance with the Company's Amended and Restated Certificate of Incorporation) equal to at least 80% of the Company's net assets at the time of such merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination.

“Business Combination Date” shall mean the date upon which a Business Combination is consummated.

“Effective Date” shall mean the date upon which the Registration Statement is declared effective under the Securities Act of 1933, as amended, by the SEC.

SCHEDULE 2

                  , 2005

[                 ]

CRT Capital Group LLC

262 Harbor Drive

Stamford, CT 06902

RE:                              Federal Services Acquisition Corporation

Gentlemen:

This letter, delivered in accordance with the Warrant Purchase Letter, dated               , between CRT Capital Group LLC (the “Underwriter”) and the undersigned (the “Warrant Purchase Letter”), confirms the agreement thereon of the undersigned to purchase (the “Purchase Commitment”) warrants (the “Warrants”) of Federal Services Acquisition Corporation (the “Company”) that are included in the units being sold in the Company’s initial public offering pursuant to the Company’s registration statement on Form S-1 (File No. 333-124638), as amended and supplemented from time to time.  The Purchase Commitment is subject to the terms and conditions set forth herein.

The undersigned agrees that this letter agreement constitutes an irrevocable order (the “Order”) for the Underwriter to purchase for the undersigned’s account, within the forty (40) trading days beginning sixty (60) days after the end of the “restricted period” under Regulation M as determined by the Underwriter (such date, the "Commitment Date"), up to $2,000,000 of Warrants at market prices not to exceed $0.65 per Warrant.  The Underwriter (or such other broker-dealer(s) as the Underwriter may assign the order to) agrees to fill such order in such amounts and at such times as it may determine, in its sole discretion, during the forty (40) trading days commencing on the Commitment Date.  The Underwriter further agrees that it will not charge the undersigned or any Designee (as defined below) any fees and/or commissions with respect to any purchase pursuant to the Warrant Purchase Letter or the Order.

The undersigned may notify the Underwriter that all or part of the Order will be fulfilled by an affiliate of the undersigned (or another person or entity identified to the Underwriter by the undersigned (each a “Designee”)) who (or which) has an account at the Underwriter and, in such event, the Underwriter will make such purchase on behalf of said affiliate or Designee; provided, however, that the undersigned hereby agrees to make payment of the purchase price of such purchase in the event that the affiliate or Designee fails to make such payment; provided further, that any such Designee has executed an agreement, satisfactory to the Underwriter, pursuant to which such Designee agrees not to offer, pledge, sell, transfer or otherwise dispose of, either directly or indirectly, any Warrants purchased pursuant to the Warrant Purchase Letter or the Order until after the Business Combination Date (as defined in the Warrant Purchase Letter).

This letter agreement shall be binding on the undersigned and his respective heirs, successors and assigns.

This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

Very truly yours,

[Name of Initial Stockholder]